Exhibit 23.2

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

_______________________________________

(614) 766-1426         (614) 766-1459 FAX

April 28, 2017

Boards of Directors

Eagle Savings Bank

Eagle Financial Bancorp, Inc.

6415 Bridgetown Road

Cincinnati, Ohio 45248

Members of the Boards:

We hereby consent to the use of our firm’s name in (i) the Registration Statement on Form S-1 to be filed by Eagle Financial Bancorp, Inc., with the Securities and Exchange Commission, and (ii) the Application for Conversion on Form AC to be filed by Eagle Savings Bank with the Federal Deposit Insurance Corporation and the Ohio Division of Financial Institutions, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our appraisal and our statement concerning subscription rights in such filings, including the prospectus of Eagle Financial Bancorp, Inc.

Sincerely,

KELLER & COMPANY, INC.

Michael R. Keller

President

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